                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CELTRIX PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        CELTRIX PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                         CELTRIX PHARMACEUTICALS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 27, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California, on Tuesday, August 27, 1996, at 1:00 p.m. local time, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1997.

     3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on June 28, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

                                          FOR THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON, Secretary
Santa Clara, California
July 17, 1996

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the envelope provided.

                         CELTRIX PHARMACEUTICALS, INC.

                            ------------------------

                        PROXY STATEMENT FOR 1996 ANNUAL
                            MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Celtrix Pharmaceuticals, Inc. ("Celtrix" or the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders scheduled to be held August 27, 1996, at 1:00 p.m. local time, or at any adjournment(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California 95054-1815. The Company's telephone number at that location is (408) 988-2500.

     These proxy solicitation materials were mailed on or about July 17, 1996 to all stockholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Mary Anne Ribi, Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than four candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record at the close of business on June 28, 1996 are entitled to notice of and to vote at the meeting. As of June 28,1996, 15,234,241 shares of the Company's Common Stock, $.01 par value per share, were issued and outstanding.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, four directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at such meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. Assuming a quorum is present, the four nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The nominees' names, ages as of June 28, 1996, and certain information about them are set forth below:

                                                                       DIRECTOR
    NAME OF NOMINEE       AGE           PRINCIPAL OCCUPATION            SINCE
- ------------------------  ---   -------------------------------------  --------
Henry E. Blair            52    Co-Founder and Consultant, Genzyme       1995
                                Corporation

Andreas Sommer, Ph.D.     54    Chief Executive Officer, President       1994
                                and Director of the Company

James E. Thomas           36    Chairman of the Board of Directors of    1993
                                the Company; Managing Director of
                                E.M. Warburg, Pincus & Co., Inc.

Timothy J. Wollaeger      52    General Partner of Kingsbury             1991
                                Associates, L.P.

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There are no family relationships among the directors or executive officers of the Company.

     Mr. Blair was elected to the Board of Directors of Celtrix in January 1995. He was a co-founder of Genzyme Corporation in 1981 and served as Genzyme's Senior Vice President, Manufacturing, Research and Development until 1988. He continues to serve on Genzyme's Board of Directors and as a consultant. Mr. Blair is also a director of DynaGen Inc., Genzyme Transgenic Corporation and several privately-held companies.

     Dr. Sommer was appointed Chief Executive Officer and President of Celtrix in April 1995 and has served as a director of Celtrix since May 1994. Previously, Dr. Sommer served as Senior Vice President of Celtrix since July 1993 and as Vice President, Research of Celtrix since 1992, following the merger with BioGrowth, Inc. ("BioGrowth"). From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth.

     Mr. Thomas was elected Chairman of the Board of Celtrix in April 1995 and has served as a director of Celtrix since November 1993. He has been a Managing Director of E.M. Warburg, Pincus & Co., Inc. since January 1994 and has held various other positions at Warburg since 1989. He is also a director of Anergen, Inc., Menley & James Laboratories, Inc. and several privately-held companies.

     Mr. Wollaeger has served as a director of Celtrix since May 1991. He has been a General Partner of Kingsbury Associates, L.P., a venture capital firm, since January 1994. He served as

Senior Vice President and a director of Columbia/HCA Healthcare Corporation from 1990 to 1993. Mr. Wollaeger was a general partner in the venture capital firm of Biovest Partners from 1986 to 1993. He is a director of Amylin Pharmaceuticals, Inc., Raytel Medical Corporation, Phamis, Inc., and is a founder and director of several privately-held companies.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings during the year ended March 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of directors Thomas and Wollaeger. The Audit Committee held one meeting during fiscal 1996. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors currently consists of directors Thomas and Blair, the chairman of the Compensation Committee. Dr. Sommer serves as an ex officio member. The Compensation Committee held three meetings during fiscal 1996. The Compensation Committee is responsible for setting and administering the policies for executive compensation and short-term and long-term incentive programs.

     In fiscal 1996, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves, except for Mr. Peter Stalker III. Mr. Stalker will not be seeking re-election to the Company's Board.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Independent non-employee directors receive a fee of $1,000 for each meeting of the Board of Directors attended. Independent non-employee directors participate in the Company's 1991 Directors' Option Plan (the "Directors' Plan"), pursuant to which such directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in the Directors' Plan. During the year ended March 31, 1996, director Wollaeger was granted an option to purchase 3,333 shares of Common Stock of the Company at an exercise price of $1.50 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 1997, and recommends that the stockholders vote for ratification of such appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since its incorporation (December 1990), and previously audited the financial statements of the Company as a division of Collagen, and as a division of a former Collagen subsidiary. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL

                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 28, 1996, as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's current directors, (iii) each of the executive officers named in the Summary Compensation Table on page 8, and (iv) all current directors and executive officers as a group.

                                                                    SHARES BENEFICIALLY
                                                                         OWNED(1)
         5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS,     ---------------------
            AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP         NUMBER       PERCENT
        -------------------------------------------------------    ---------     -------
        Genzyme Corporation....................................    3,023,217       19.9%
          One Kendall Square
          Cambridge, MA 02139
        Warburg, Pincus Investors, L.P.(2).....................    2,946,000       18.5%
          466 Lexington Avenue, Tenth Floor
          New York, NY 10017
        Henry E. Blair(3)......................................    3,026,550       19.9%
        Mary Anne Ribi(4)......................................       28,225          *
        David M. Rosen, Ph.D.(4)...............................       29,497          *
        Andreas Sommer, Ph.D.(4)...............................      121,836          *
        Peter Stalker III(5)...................................    2,946,000       18.5%
        Dale A. Stringfellow, Ph.D.(6).........................      101,253          *
        James E. Thomas(5).....................................    2,946,000       18.5%
        Timothy J. Wollaeger(7)................................      172,666        1.1%
        All directors and executive officers as a group
          (8 persons)(8).......................................      307,297        2.0%

- ---------------

 *  Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


(2) Includes a warrant for the purchase of 687,155 shares of Common Stock at an exercise price of $9.00. The warrant expires on November 17, 1998.

(3) 3,023,217 of the shares indicated as owned by Mr. Blair are owned directly by Genzyme Corporation ("Genzyme") and are included because Mr. Blair is a member of the Board of Directors of Genzyme. Mr. Blair disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. Also, includes 3,333 shares issuable upon exercise of options exercisable within 60 days after June 28, 1996. See "Election of Directors -- Nominees."

(4) As to each of Ms. Ribi, Dr. Rosen and Dr. Sommer, includes 26,812, 29,497, and 100,375 shares, respectively, issuable upon exercise of options exercisable within 60 days after June 28, 1996.

(5) All of the shares indicated as owned by Messrs. Stalker and Thomas are owned directly by Warburg, Pincus Investors L.P. ("Warburg") and are included because of their affiliation with Warburg. Messrs. Stalker and Thomas disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. Mr. Stalker is not seeking re-election to the Board of Directors. See "Election of Directors -- Nominees."

(6) Includes 100,000 shares issuable upon exercise of options exercisable within 60 days after June 28, 1996. Dr. Stringfellow resigned as a Chief Executive Officer, President, and director of the Company in April 1995. See "Transaction with Management and Others."

(7) 156,000 of the shares indicated as owned by Mr. Wollaeger are owned directly by Kingsbury Capital Partners, L.P. ("Kingsbury Capital") and are included because Mr. Wollaeger is a general partner of Kingsbury Capital. Mr. Wollaeger disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. Also, includes 16,666 shares issuable upon exercise of options exercisable within 60 days after June 28, 1996.

(8) Includes 276,683 shares issuable upon exercise of options held by officers and directors exercisable within 60 days after June 28, 1996, including shares issuable upon exercise of options held by the officers and directors named in the foregoing table, but excludes such shares for which beneficial ownership is disclaimed within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's current and former Chief Executive Officers and the most highly compensated executive officers of the Company earning over $100,000 for the fiscal year ended March 31, 1996, and the compensation received by each such individual for the Company's two prior fiscal years.

                                                                        LONG TERM
                                                                      COMPENSATION
                                                      ANNUAL            AWARDS(1)
                                                  COMPENSATION(1)     -------------
                                                  ---------------       OPTIONS/           ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR        SALARY(2)        SARS GRANTED      COMPENSATION(1)
- ---------------------------------------  -----    ---------------     -------------     ---------------
Andreas Sommer                            1996       $ 188,116           147,500
  Chief Executive Officer, President      1995       $ 163,756           162,500(3)        $  16,037(4)
  and Director                            1994       $ 142,812            10,000           $  75,784(4)

Dale A. Stringfellow(5)                   1996       $  24,360           100,000           $ 196,611
  Former Chief Executive Officer,         1995       $ 200,008           200,000(6)
  President and Director                  1994       $ 185,006            60,000

Mary Anne Ribi                            1996       $ 120,572            75,000
  Vice President, Finance and             1995       $  92,245            25,000(7)
  Administration, Chief Financial         1994       $  74,009                --
  Officer and Assistant Secretary

David M. Rosen                            1996       $ 123,719            76,250
  Vice President, Research and            1995       $ 107,338            23,750(8)
  Development                             1994       $  94,392            10,000

- ---------------

(1) Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.

(2) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Celtrix's retirement savings plan ("the 401(k) Plan").

(3) Includes 57,500 shares of Incentive Stock Options ("ISOs") granted in connection with the Company's November 1994 option repricing, pursuant to which option holders were entitled to cancel their outstanding options in exchange for new options covering 50% of their original underlying shares with an exercise price of $2.50 per share, the fair market value of the Company's stock on the date of Board approval. Vesting period is 1/24th per month for options with original grant dates prior to April 1, 1993, and 1/50th per month for options with original grant dates after April 1, 1993.

(4) Consists of relocation costs reimbursed, including gross-up payment for tax liability incurred on such costs.

(5) Dr. Stringfellow resigned as Chief Executive Officer, President and Director of Celtrix in April 1995. Dr. Stringfellow received a severance payment of $174,611, which includes eleven months of health care benefits. A monthly retainer of $2,000 was also paid for consulting services for a one-year term, which ended on May 13, 1996. In addition, as part of the termination agreement with Dr. Stringfellow, the Board of Directors authorized accelerated vesting on 100,000 shares of his total 200,000 shares of outstanding options, such that 70,000 shares were fully exercisable on April 27, 1995 and 30,000 shares were fully exercisable on May 13, 1996. The remaining 100,000 shares of outstanding options were canceled upon his resignation. See "Transactions with Management and Others."

(6) Includes 100,000 shares of ISOs granted in connection with the Company's November 1994 option repricing.

(7) Includes 10,000 shares of ISOs granted in connection with the Company's November 1994 option repricing.

(8) Includes 18,750 shares of ISOs granted in connection with the Company's November 1994 option repricing.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended March 31, 1996, and the potential realizable value of such options.

                                                                                               POTENTIAL
                                                                                          REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL
                                                 INDIVIDUAL GRANTS                       RATES OF STOCK PRICE
                              --------------------------------------------------------     APPRECIATION FOR
                                            PERCENT OF TOTAL                                10-YEAR OPTION
                                            OPTIONS GRANTED     EXERCISE                        TERM(3)
                               OPTIONS        TO EMPLOYEES        PRICE     EXPIRATION   ---------------------
            NAME              GRANTED(1)   IN FISCAL YEAR(2)    PER SHARE      DATE         5%          10%
- ----------------------------  ----------   ------------------   ---------   ----------   --------     --------
Andreas Sommer..............     72,500           11.5%          $ 1.250      4/21/05    $ 57,003     $144,456
                                 75,000           11.9%          $ 2.625      1/24/06    $123,834     $313,819

Dale A. Stringfellow(4).....    100,000           15.9%          $ 2.875      1/26/05    $157,250     $398,500

Mary Anne Ribi..............     25,000            4.0%          $ 2.625      7/18/05    $ 41,278     $104,606
                                 50,000            7.9%          $ 2.625      1/24/06    $ 82,556     $209,213

David M. Rosen..............     26,250            4.2%          $ 1.250      4/21/05    $ 20,639     $ 52,303
                                 50,000            7.9%          $ 2.625      1/24/06    $ 82,556     $209,213

- ---------------

(1) Consist of ISOs granted pursuant to the Company's 1991 Stock Option Plan, of which 12% are exercisable six months from the grant date and 2% are exercisable per month thereafter. The maximum term of each option granted is 10 years from the date of grant. The exercise price is equal to the market value of the stock on the grant date.

(2) Based on an aggregate total of 630,700 options granted to employees in fiscal year 1996.

(3) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise, if any. These amounts represent certain assumed rates of appreciation only, in accordance with regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock, as well as optionee's continued employment through the vesting period. There is no assurance that the amounts reflected will be realized.

(4) In connection with Dr. Stringfellow's termination agreement, this option (granted in January 1995) was canceled upon his resignation in April 1995 as Chief Executive Officer, President and Director of Celtrix. See "Transactions with Management and Others."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the named executive officers with respect to exercises, during the fiscal year ended March 31, 1996, of options to purchase Common Stock of the Company, and the number and value of unexercised options at fiscal year end.

                                                                     NUMBER OF            VALUE OF
                                                                    UNEXERCISED          UNEXERCISED
                                                                     OPTIONS AT         IN-THE-MONEY
                                                                       FISCAL              OPTIONS
                                        SHARES                        YEAR-END        AT FISCAL YEAR-END
                                       ACQUIRED        VALUE       (EXERCISABLE/         (EXERCISABLE/
                NAME                  ON EXERCISE     REALIZED     UNEXERCISABLE)   UNEXERCISABLE)(1)
- ------------------------------------  -----------     --------     --------------     ------------------
Andreas Sommer......................       0             $0        66,084/208,916         $19,938/$70,687

Dale A. Stringfellow................       0             $0        70,000/30,000          $     0/$     0

Mary Anne Ribi......................       0             $0        14,000/86,000          $     0/$     0

David M. Rosen......................       0             $0        16,468/83,532          $ 7,219/$25,594

- ---------------

(1) The fair market value of Celtrix's Common Stock as reported on the Nasdaq National Market at the close of business on March 31, 1996 ($2.50) was lower than the exercise price of most of the options. The value of unexercised-in-the-money represents any positive spread between the exercise price of the stock options and the market value of Celtrix's Common Stock on March 31, 1996.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for setting and administering the policies for executive salaries and short-term and long-term incentive programs. The Committee currently consists of Henry E. Blair and James E. Thomas, non-employee directors of Celtrix. Andreas Sommer serves as an ex officio member.

COMPENSATION PHILOSOPHY

     The executive compensation program is designed to motivate and retain executives of outstanding ability who contribute to the long-term success of the Company and is based on the following guiding principles:

     - Integrate executives' compensation with accomplishment of the Company's strategic plan and business objectives.

     - Provide a compensation package that is competitive with comparable companies in the biotechnology industry.

     - Assure that executives are focused on the enhancement of stockholder value.

COMPENSATION PROGRAM

     Compensation for the Company's Chief Executive Officer ("CEO") and other officers is based on individual performance as measured against clearly defined corporate objectives. The Board of Directors approves corporate objectives at the beginning of the fiscal year and reviews progress throughout the year. The Compensation Committee determines executive compensation based on the accomplishment of those objectives. Corporate objectives for fiscal 1996 were identified in the areas of product development milestones, strategic corporate alliances, staffing and financings. Executives' performance was measured against these specific objectives.

     The two primary components of executives' compensation are (1) base salary and (2) long-term equity incentives. The Committee's goal in setting annual base salaries is to be at the median salary level for similar positions in companies of comparable size, geographic location (San Francisco Bay Area and Southern California) and industry sector (biopharmaceuticals) within the biotechnology industry. To determine these levels, the Committee refers to compensation survey data from a select group of companies participating in the Radford Biotechnology Salary Survey. All of these companies are also in the Nasdaq Pharmaceutical Stocks Index used in the Company's Stock Price Performance Graph set forth in the Proxy Statement. Each year, the list of companies participating in the survey is reviewed, and additions or deletions are made to the select group of companies based on the three criteria used (size, geographic location, industry sector).

     Stock option awards are intended to align the interests of the executives with those of the stockholders and provide significant incentive to meet the Company's long-term goals and enhance stockholder value. Stock options are granted at fair market value and vest over a 50-month period. In determining the size of the option grants, several factors are considered: size of previous awards made to executives, competitive practices at similar companies within the industry and perceived long-term contribution.

SEVERANCE COMPENSATION

     During fiscal 1996, two officers resigned from the Company in connection with the April 1995 reduction-in-force. A formula was used to determine severance compensation, which was based on both length of employment and salary level. For the former CEO, the Board of Directors also authorized accelerated vesting on 100,000 shares of his total 200,000 shares of outstanding options, such that 70,000 shares were fully exercisable on April 27, 1995 and 30,000 shares were fully exercisable on May 13, 1996; the remaining 100,000 shares were canceled. In addition, he was paid a monthly retainer fee of $2,000 for consulting services for a one-year term, which ended on May 13, 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The CEO's compensation is determined based on a number of factors, including comparative salaries of CEOs of the select group of companies identified above, the CEO's individual performance and the Company's performance as measured against the stated objectives discussed above. Current base salary for the CEO is somewhat below the median for similarly situated executives in other companies of comparable size in the biotechnology industry. The CEO's total compensation package includes stock option grants with the goal of motivating leadership for long-term Company success and providing significant reward upon achievement of Company objectives and enhancing stockholder value. As with other executives, size of option grants is also based on a review of competitive survey data. In fiscal 1996, the CEO was granted options in accordance with the above standards.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Option Plan will meet the requirements for a transitional exemption from the application of Section 162(m), the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable the executive officers' compensation for deductibility under applicable tax law.

     From the members of the Compensation Committee of Celtrix:

               COMPENSATION COMMITTEE

               Henry E. Blair -- Chairman
               James E. Thomas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Andreas Sommer, Ph.D. is an ex officio member of the Company's Compensation Committee. He assumed the position in April 1995 after the resignation of Dr. Dale A. Stringfellow, Ph.D. His status as an ex officio member did not entitle him to vote on matters submitted to the Compensation Committee. Dr. Sommer presents to the Committee recommendations on compensation for other named executive officers but did not participate in discussions regarding his own compensation.

                               PERFORMANCE GRAPH

     The following graph summarizes cumulative total stockholder return data (assuming reinvestment of dividends) for the period since the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934. The graph assumes that $100 was invested on February 11, 1991 (the first day on which Celtrix Common Stock was publicly traded) (i) in the Common Stock of Celtrix Pharmaceuticals, Inc. at a price per share of $6.75, the price at which such stock was first offered to the public on that date, (ii) in the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) in the Nasdaq Pharmaceutical Stocks Index. The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        NASDAQ TOTAL    NASDAQ PHARM       CELTRIX
2/11/91                                    100             100             100
2/28/91                            103.8083865     115.3685655     105.5555556
3/31/91                            110.7547322     135.7011755     125.9259259
4/30/91                            111.4558734     127.7318144     185.1851852
5/31/91                            116.5714996     133.1070187     120.3703704
6/30/91                            109.4716217     126.0202288     129.6296296
7/31/91                            115.9522434     143.0418022     131.4814815
8/31/91                            121.7178327     158.2340766     179.6296296
9/30/91                            122.1652763     173.9909288     177.7777778
10/31/91                           126.2032359     199.3082249     222.2222222
11/30/91                           121.9671436     178.2291672     170.3703704
12/31/91                           136.8673096     216.0620143     268.5185185
1/31/92                            144.8752349     225.4818716     203.7037037
2/28/92                            148.1813463     205.9487082     194.4444444
3/31/92                            141.1699335     187.0504159     129.6295296
4/30/92                            135.1126286     156.5922265     118.5185185
5/31/92                             136.863654     162.4209898     114.8148148
6/30/92                            131.4972547     156.9040831     88.88888889
7/31/92                            136.1478904     165.4000859     105.5555556
8/31/92                            132.0024566     150.5592779      96.2962963
9/30/92                            136.9250678     147.7547992     85.18518519
10/31/92                           142.3214429     157.4485771             100
11/30/92                           153.6427908     181.5993395     135.1851852
12/31/92                           159.2943258     179.8001662     148.1481481
1/31/93                            163.8382184     167.1205976     124.0740741
2/28/93                            157.7487443     128.2718453     90.74074074
3/31/93                            162.3109148     129.4266635     101.8518519
4/30/93                            155.3616471     130.7862247     118.5185185
5/31/93                            164.6468339     136.1441347     111.1111111
6/30/93                            165.4145068       136.39574     114.8148148
7/31/93                            165.5643858     132.4827475     103.7037037
8/31/93                              174.39658     139.5410853     107.4074074
9/30/93                            179.3079246     147.8719547     109.2592593
10/31/93                           183.3356485     160.9487361     144.4444444
11/30/93                           177.8383793     157.4173357     153.7037037
12/31/93                           182.7865796     160.2586346      162.962963
1/31/94                            188.3379516      165.132302     135.1851852
2/28/94                            186.5993552     150.2663892     103.7037037
3/31/94                            172.0632855     130.7103526     109.2592593
4/30/94                            169.8311651     125.4523038     88.88888889
5/31/94                            170.2559641     123.7585705     101.8518519
6/30/94                            164.0495112     114.0921288     92.59259259
7/31/94                            167.4126498      117.543752     88.88888889
8/31/94                            178.0796479     130.2986349     116.6666667
9/30/94                            177.6263553     128.5005774     105.5555556
10/31/94                           181.0874635      124.109479     36.11111111
11/30/94                           175.0630588     124.6567624     44.44444444
12/31/94                           175.5989677     120.6171304     38.88888889
1/31/95                            176.5757401      127.294434     40.74074074
2/28/95                            185.8733559     132.1033869     27.77777778
3/31/95                            191.2902023     130.2127209     22.22222222
4/28/95                             197.427199     133.8707608     20.44444444
5/31/95                            202.5954656     135.5577995       24.000000
6/30/96                            218.6815035     151.4407333     37.92592593
7/31/95                            234.4487743     164.4795787     37.03703704
8/31/95                            239.2770714     183.9329648     35.25925926
9/30/95                            249.7927283     189.1837611     36.14814815
10/31/95                           248.3685122     182.1114762     29.62962963
11/30/95                           254.1786996     191.2490446     26.81461461
12/31/95                           252.8166285     220.6182461     37.92592593
1/31/96                            253.9783736     239.5288119     33.33333333
2/29/96                            263.6751793     235.1689549     36.14814815
3/29/96                            264.5137706     229.6230383     37.03703704

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During fiscal 1996, two officers resigned from the Company in connection with the April 1995 reduction-in-force. Severance payments, including health care benefits and outplacement costs, to the two officers, Dale A. Stringfellow and Debera M. Brown were $174,611 and $113,880, respectively. In connection with Dr. Stringfellow's resignation, the Company entered into a consulting agreement with Dr. Stringfellow for certain services, under which he was paid a monthly retainer of $2,000 for the term of this one-year agreement which ended May 13, 1996. In addition, the Board of Directors authorized accelerated vesting of 100,000 shares of Dr. Stringfellow's total 200,000 shares of outstanding options, such that 70,000 shares were fully exercisable on April 27, 1995, and 30,000 shares were fully exercisable on May 13, 1996. The remaining 100,000 shares of outstanding options were canceled upon his resignation.

     In October 1995, the Compensation Committee approved the terms of a change of control agreement with Dr. Sommer, providing for up to 18 months continuation of salary and benefits, including stock option vesting, if he is terminated without cause or is constructively terminated during the first year after there has been a change of control or acquisition of the Company. In January 1992, the Company loaned Dr. Sommer $60,000 to pay income taxes associated with Dr. Sommer's exercise of his options to purchase BioGrowth Common Stock. The loan is secured by Dr. Sommer's Celtrix stock and bears interest at the rate of 5.12% per annum, with a due date of January 1999. As of June 28, 1996, the amount of indebtedness under such loan was $74,267 and the maximum amount owed under such loan during the fiscal year ended March 31, 1996 was $73,359.

     In June 1994, Celtrix sold 1,550,388 shares of its Common Stock in a private placement to Genzyme Corporation as part of a product development, license and marketing arrangement. Net proceeds to the Company from the sale of Common Stock totaled $9.9 million. In December 1995, Celtrix exercised its option to receive an additional equity investment from Genzyme, pursuant to the same agreement, which resulted in the issuance of 1,472,829 shares of Celtrix Common Stock and net proceeds to the Company of $4.4 million. Celtrix has granted Genzyme Corporation certain demand and piggyback registration rights pertaining to the Celtrix Common Stock issued or issuable to Genzyme Corporation.

     The Company and Collagen entered into a number of agreements in connection with the distribution as a stock dividend of shares of Celtrix Common Stock by Collagen to its stockholders in a spin-off in February 1991. Certain of these agreements impose limitations on the development activities of both Collagen and Celtrix, prohibit Celtrix from manufacturing or working with others to manufacture collagen-based materials, and, subject to certain conditions, require Celtrix to purchase its requirements of collagen-based materials from Collagen. In addition, Collagen purchased a warrant to acquire 427,000 shares of Celtrix Common Stock at an exercise price of $11.00 per share. This warrant expired unexercised in February 1996. Celtrix has also entered into a contract with Collagen for Collagen to manufacture and distribute Vitrogen(R)100 Collagen for Celtrix for an initial term of ten years. In January 1995, Celtrix entered into a separate agreement under which Collagen was granted distribution rights and an option to purchase the Vitrogen business, which was exercised in May 1995.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     The Company believes that the transactions set forth above are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future material transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                        COMPLIANCE WITH SECTION 16(A) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations from officers and directors that no other reports were required, during the three fiscal years ended March 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with.

                            DEADLINE FOR RECEIPT OF

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than March 20, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS

                                          CRAIG W. JOHNSON, Secretary

Dated: July 17, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CELTRIX PHARMACEUTICALS, INC.
                      1996 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Celtrix Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 17, 1996, and hereby appoints Andreas Sommer and Mary Anne Ribi or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. to be held on August 27, 1996, at 1:00 p.m., local time, at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS(S) THEREOF.

(Continued, and to be dated and signed on the reverse side.)

                                       CELTRIX PHARMACEUTICALS, INC.
                                       P.O. BOX 11247
                                       NEW YORK, N.Y. 10203-0247

                             DETACH PROXY CARD HERE

                                 [Down Arrows]
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1. ELECTION OF DIRECTORS:

   For all nominees         WITHHOLD authority to vote          EXCEPTIONS*  [X]
   listed below     [X]    for all nominees listed below  [X]

   Nominees: Henry E. Blair; Andreas Sommer, Ph.D.; James E. Thomas; Timothy J. Wollaeger

   (INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
   *Exceptions______________________________  __________________________________

2. PROPOSAL TO RATIFY APPOINTMENT OF         3. SUCH OTHER MATTERS AS MAY
   ERNST & YOUNG LLP AS THE INDEPENDENT         PROPERLY COME BEFORE THE MEETING
   AUDITORS OF THE COMPANY FOR THE YEAR         AND ANY ADJOURNMENT(S) THEREOF.
   ENDING MARCH 31, 1997.



   FOR [X]     AGAINST [X]     ABSTAIN [X]

                                                            Address Change
                                                            and/or Comments [X]



                                   (This Proxy should be marked, dated, signed by the stockholders(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both should sign)

                                   Dated:_____________________________, 1996

                                   _________________________________________
                                                 Signature

                                   _________________________________________
                                                 Signature

Sign, Date and Return              Votes MUST be Indicated
the Proxy Card Promptly            (X) in Black or Blue ink.        [X]
Using the Enclosed
Envelope.